Exhibit 10.2

EXECUTION COPY

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 30, 2008, is by and among HEWITT ASSOCIATES L.L.C., an Illinois limited liability company (the “Borrower”), HEWITT ASSOCIATES, INC., a Delaware corporation (“HAI”), WACHOVIA BANK, NATIONAL ASSOCIATION, individually (in such capacity, “Wachovia”) and as the resigning administrative agent (in such capacity, the “Resigning Administrative Agent”) under the Credit Agreement (defined below), JPMORGAN CHASE BANK, N.A., individually (in such capacity, “JPMCB”) and as the successor administrative agent (in such capacity, the “Successor Administrative Agent”) under the Credit Agreement (defined below), and the Lenders (as defined below) signatory hereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (defined below), as amended hereby.

W I T N E S S E T H

WHEREAS, the Borrower, HAI, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Resigning Administrative Agent are parties to that certain Credit Agreement dated as of May 23, 2005 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”);

WHEREAS, the Resigning Administrative Agent desires, subject to the terms and conditions set forth below to resign as Administrative Agent under the Credit Agreement and each of the other Credit Documents;

WHEREAS, the Required Lenders have agreed, subject to the terms and conditions set forth below, to appoint the Successor Administrative Agent as Administrative Agent under the Credit Agreement and each of the other Credit Documents;

WHEREAS, the Borrower has agreed, subject to the terms and conditions set forth below, to approve the appointment of the Successor Administrative Agent as Administrative Agent under the Credit Agreement and each of the other Credit Documents;

WHEREAS, Wachovia, in its capacity as Swingline Lender under the Credit Agreement and each of the other Credit Documents, desires, subject to the terms and conditions set forth below to resign as the Swingline Lender under the Credit Agreement and each of the other Credit Documents;

WHEREAS, the parties hereto have agreed, subject to the terms and conditions set forth below, to appoint JPMCB as an Issuing Lender and the Swingline Lender under the Credit Agreement and each of the other Credit Documents;

WHEREAS, the Borrower and HAI have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

RESIGNATION AND APPOINTMENT

1.1 Resignation of Administrative Agent. The Resigning Administrative Agent hereby resigns as Administrative Agent under the Credit Agreement and each of the other Credit Documents. Each of the Resigning Administrative Agent, the Successor Administrative Agent, the Lenders signatory hereto and the Borrower hereby waive any notice requirement set forth in Section 7.9 of the Credit Agreement.

1.2 Resignation of Swingline Lender. Wachovia, in its capacity as the Swingline Lender under the Credit Agreement and each of the other Credit Documents, hereby resigns as Swingline Lender under the Credit Agreement and each of the other Credit Documents.

1.3 Appointment of Administrative Agent. The Required Lenders hereby appoint the Successor Administrative Agent as the Administrative Agent under the Credit Agreement and the other Credit Documents, and the Borrower approves the appointment of the Successor Administrative Agent as the Administrative Agent under the Credit Agreement and the other Credit Documents.

1.4 Appointment of Issuing Lender and Swingline Lender. The Borrower and Wachovia hereby appoint JPMCB as an Issuing Lender under the Credit Agreement and the other Credit Documents, and the parties hereto appoint JPMCB as the Swingline Lender under the Credit Agreement and the other Credit Documents.

1.5 Acceptance of Appointment of Administrative Agent. The Successor Administrative Agent hereby accepts its appointment as Administrative Agent under the Credit Agreement and each of the other Credit Documents and shall hereby be vested with all the rights, powers and duties of the Administrative Agent under the Credit Agreement and each of the other Credit Documents.

1.6 Acceptance of Appointment of Issuing Lender and Swingline Lender. JPMCB hereby accepts its appointment as an Issuing Lender and the Swingline Lender under the Credit Agreement and each of the other Credit Documents and shall hereby be vested with all the rights, powers and duties of an Issuing Lender and the Swingline Lender under the Credit Agreement and each of the other Credit Documents.

1.7 Release of Resigning Administrative Agent. HAI, the Borrower, the Required Lenders and the Successor Administrative Agent acknowledge that Wachovia shall, as of the date hereof, no longer be, and shall be released from its obligations as,

“Administrative Agent” and “Swingline Lender” under the Credit Agreement and the Credit Documents and agree that, on after the date hereof, Wachovia shall have no rights, powers, privileges, duties or obligations as “Administrative Agent” or “Swingline Lender”, respectively, under the Credit Agreement or the Credit Documents and shall cease to be a party to the Credit Agreement or the Credit Documents in such capacities; provided, that each of: (A) the provisions of Section 7 of the Credit Agreement in respect of any actions taken or omitted to be taken by it in its capacity as the “Administrative Agent” thereunder; and (B) all other rights of Wachovia which are expressly provided in the Credit Agreement or the other Credit Documents to survive the resignation of the Administrative Agent or the Swingline Lender (including the indemnification provisions thereunder), shall, in each case, survive such resignation of Wachovia and shall continue to inure for the benefit of Wachovia, its sub-agents and their respective Affiliates, notwithstanding any subsequent amendment, modification, waiver or termination of the Credit Agreement or any other Credit Document.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.1 Insertion of Definition of Amendment Effective Date. The following new definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“Amendment Effective Date” means July 30, 2008.

2.2 Amendment to Definition of Issuing Lender. The definition of “Issuing Lender” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Issuing Lender” means (a) with respect to any Existing Letter of Credit, Harris N.A. (successor by merger to Harris Trust and Savings Bank), as the issuer of such Letter of Credit, (b) with respect to any Letter of Credit issued after the Closing Date but before the Amendment Effective Date, Wachovia and/or Harris N.A. (successor by merger to Harris Trust and Savings Bank) (as applicable) and (c) with respect to any Letter of Credit issued on or after the Amendment Effective Date, JPMCB. If JPMCB is unable to issue any Letter of Credit, the Borrower and JPMCB may appoint a new Lender to become an Issuing Lender.

2.3 Insertion of Definition of JPMCB. The following new definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Credit Agreement:

“JPMCB” means JPMorgan Chase Bank, N.A.

2.4 Amendment to Definition of LIBOR. The definition of “LIBOR” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“LIBOR” means, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00

A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is unavailable, then “LIBOR” shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

2.5 Amendment to Definition of LIBOR Rate. The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00 - Eurodollar Reserve Percentage

2.6 Amendment to Definition of Note Purchase Agreement. The definition of “Note Purchase Agreement” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Note Purchase Agreement” shall mean that certain note purchase agreement, to be entered into by and among HAI, the Borrower and the noteholders from time to time party thereto and the other documents relating thereto.

2.7 Deletion of Definition of Permitted Receivables Securitization. The term “Permitted Receivables Securitization” and the definition thereof in Section 1.1 of the Credit Agreement is hereby deleted.

2.8 Amendment to Definition of Prime Rate. The definition of “Prime Rate” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York, New York, with each change in the Prime Rate being effective on the date such change is publicly announced as effective.

2.9 Replacement of Wachovia and Harris. Each reference in the Credit Agreement (without giving effect to this Amendment) to (i) “Wachovia” (other than as set forth herein, the definition thereof in Section 1.1 of the Credit Agreement, or in the phrases “Wachovia Bank, National Association” and “Wachovia Capital Markets, LLC”) is hereby amended and restated as “JPMCB”, (ii) “Wachovia Bank, National Association” (other than in the definition of “Wachovia” in Section 1.1 of the Credit Agreement, and on the signature page to the Credit Agreement) is hereby amended and restated as “JPMorgan Chase Bank, N.A.”, (iii) “Harris Trust and Savings Bank” is hereby amended and restated as “Harris N.A. (successor by merger to Harris Trust and Savings Bank)”, and (iv) “(d/b/a Harris Nesbitt)” is hereby amended and restated as “(d/b/a BMO Capital Markets)”.

2.10 Amendment to Definition of Wholly-owned Subsidiary. The definition of “Wholly-owned Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of Capital Stock (other than directors’ qualifying shares as required by law and any other shares issued to satisfy other requirements of law with respect to the ownership of the Capital Stock of any foreign Subsidiaries) are owned by HAI and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

2.11 Amendment to Section 3.2. The second sentence of Section 3.2 of the Credit Agreement is hereby amended and restated as follows:

Schedule 3.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its Capital Stock owned by HAI and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law and any other shares issued to satisfy other requirements of law with respect to the ownership of the Capital Stock of any foreign Subsidiaries), a description of each class of its authorized Capital Stock and the number of shares of each class issued and outstanding.

2.12 Amendment to Section 3.2. The last sentence of Section 3.2 of the Credit Agreement is hereby amended and restated as follows:

As of the Closing Date, no Domestic Subsidiaries (other than the Borrower) which are Restricted Subsidiaries exist.

2.13 Amendment to Section 3.3. The last sentence of Section 3.3 of the Credit Agreement is hereby amended and restated as follows:

The Credit Documents have been duly authorized, executed and delivered by the Borrower and HAI and constitute valid and binding obligations of the Borrower and HAI enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Credit Agreement and the other Credit Documents do not, nor does the performance or observance by the Borrower or HAI of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or HAI in any material respect or any provision of the organizational documents of the Borrower or HAI or any Material covenant, indenture or agreement of or affecting the Borrower or HAI or any of their Properties, or result in the creation or imposition of any Lien on any Property of the Borrower or HAI.

2.14 Amendment to Section 3.7. The first sentence of Section 3.7 of the Credit Agreement is hereby amended and restated as follows:

The Borrower and HAI have delivered true and correct copies of their organizational documents to the Lenders and said organizational documents remain in full force and effect and have not been revised or amended as of the Closing Date.

2.15 Amendment to Section 3.8. Section 3.8 of the Credit Agreement is hereby amended and restated as follows:

Each of the Borrower, HAI and their Subsidiaries each have good and defensible title to their Material assets as reflected on the most recent consolidated balance sheet of HAI and its Subsidiaries furnished to the Lenders (except for sales of assets by HAI and its Subsidiaries in the ordinary course of business or otherwise permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 5.11.

2.16 Amendment to Section 3.9. Section 3.9 of the Credit Agreement is hereby amended and restated as follows:

There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of HAI or the Borrower threatened, against HAI or the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

2.17 Amendment to Section 3.10. Section 3.10 of the Credit Agreement is hereby amended and restated as follows:

All Material tax returns required to be filed by the Borrower, HAI or any of their Subsidiaries in any jurisdiction have, in fact, been filed (or extensions therefor have been timely obtained), and all material taxes, assessments, fees and other governmental charges upon the Borrower, HAI or any of their Subsidiaries (other than the Borrower and immaterial Subsidiaries) or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves in accordance with GAAP are provided therefor. The Borrower and HAI do not know of any proposed additional tax assessment against it or their Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and HAI and each of their Subsidiaries have been made for all open years, and for its current fiscal period. As of the Closing Date, the United States income tax returns of HAI and its Subsidiaries have been closed by the Internal Revenue Service through the fiscal year ended September 30, 2001.

2.18 Amendment to Section 3.11. Section 3.11 of the Credit Agreement is hereby amended and restated as follows:

No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the members or stockholders of HAI, the Borrower or any other Person (other than the board of directors of HAI and the managers of the Borrower, which approval and consent have been obtained), is or will be necessary to the valid execution, delivery or performance by the Borrower and HAI of this Credit Agreement or any other Credit Document.

2.19 Amendment to Section 3.16. Section 3.16 of the Credit Agreement is hereby amended and restated as follows:

Neither the Borrower, HAI nor any of their Subsidiaries is in default under the terms of any covenant, indenture or agreement of or affecting the Borrower, HAI, any such Subsidiary or any of their Properties, which default could reasonably be expected to have a Material Adverse Effect.

2.20 Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended and restated as follows:

The Borrower and HAI shall maintain, preserve and keep its Material property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and the Borrower and HAI shall cause each of their Subsidiaries to do so in respect of Material Property owned or used by it.

2.21 Amendment to Section 5.3. Section 5.3 of the Credit Agreement is hereby amended and restated as follows:

Each of the Borrower and HAI shall (a) duly pay and discharge all material taxes, assessments, fees and governmental charges upon or against it or its Properties, and (b) shall cause each of their Subsidiaries (other than immaterial Subsidiaries) to duly pay and discharge, all material taxes, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves in accordance with GAAP are provided therefor.

2.22 Amendment to Clause (i) of Section 5.5(b). Clause (i) of Section 5.5(b) of the Credit Agreement is hereby amended and restated as follows:

as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of HAI, a copy of the annual audit report for HAI and its Subsidiaries as of the close of such period with accompanying financial statements (including consolidated balance sheet and profit and loss and cash flow statements of HAI and its Subsidiaries for such period), and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by HAI and satisfactory to the Required Lenders, to the effect that the audited financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of HAI and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

2.23 Amendment to Clause (ii) of Section 5.5(b). Clause (ii) of Section 5.5(b) of the Credit Agreement is hereby amended and restated as follows:

as soon as available, and in any event within 120 days after the close of each annual accounting period of Lincolnshire Insurance Company PPC Ltd. (“Lincolnshire Insurance”), a copy of the annual audit report for Lincolnshire Insurance as of the close of such period with accompanying financial statements (including balance sheet and profit and loss and cash flow statements of Lincolnshire Insurance for such period), and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion thereon, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by Lincolnshire Insurance and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with UK GAAP, International Accounting Standards, or International Financial Reporting Standards, as applicable, and present fairly in accordance with UK GAAP, International Accounting Standards, or International Financial Reporting Standards, as applicable, the financial condition of the Lincolnshire Insurance as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

2.24 Amendment to Clauses (ii) and (iii) of Section 5.5(f). Clauses (ii) and (iii) of Section 5.5(f) of the Credit Agreement are hereby amended and restated as follows:

(ii) any threatened or pending litigation or governmental proceeding or labor controversy against HAI or any Subsidiary which could reasonably be expected to have a Material Adverse Effect,

(iii) any material adverse change in the condition (financial or otherwise) or operations of the Borrower, HAI and their Subsidiaries, taken as a whole, or

2.25 Amendment to Section 5.11(a). Section 5.11(a) of the Credit Agreement is hereby amended and restated as follows:

Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, statutory obligations or other similar charges, provided in each case that the obligation is not for borrowed money;

2.26 Amendment to Section 5.11(c). Section 5.11(c) of the Credit Agreement is hereby amended and restated as follows:

the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

2.27 Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended by adding the following new clauses (l), (m), (n) and (o) to the end of such Section (and making the appropriate punctuation and grammatical changes thereto):

(l) Liens securing judgments for the payment of money which do not constitute Events of Default under Section 6.1(f);

(m) licenses, sublicenses, leases or subleases (other than leases or subleases of real property) granted to or from others in the ordinary course of business;

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(o) Liens that are statutory or contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled or other deposit accounts or sweep accounts of HAI or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of HAI or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers or suppliers of HAI or any Subsidiary in the ordinary course of business or (iv) relating to deposits with banks to be applied against any Indebtedness permitted to be incurred under Section 5.10 so long as granting such rights of set-off is customary for such Indebtedness.

2.28 Amendment to Section 5.11. The last sentence of Section 5.11 is hereby amended and restated as follows:

Permitted Liens shall collectively mean the Liens set forth in clauses (a) through (o) hereof.

2.29 Amendment to Section 5.12. Section 5.12 of the Credit Agreement is hereby amended by:

(a) amending and restating the introductory paragraph thereof as follows:

The Borrower and HAI shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, undertake any Acquisition, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

(b) adding the following new clauses (n) and (o) to the end of such Section (and making the appropriate punctuation and grammatical changes thereto):

(n) investments of HAI or any Subsidiary under any Hedging Agreements permitted hereunder; and

(o) investments consisting of pledges and deposits permitted under Sections 5.11(a) and (j).

2.30 Amendment to Section 5.14(h). Section 5.14(h) is hereby amended and restated as follows:

any Subsidiary of the Borrower may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary;

2.31 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby amended by adding the following new clauses (k), (l) and (m) to the end of such Section (and making the appropriate punctuation and grammatical changes thereto):

(k) the liquidation or sale of the investments permitted under clauses (a) through (c) under Section 5.12 in the ordinary course of business for fair market value;

(l) (i) Liens permitted by Section 5.11, (ii) distributions permitted by Section 5.9 and (iii) investments permitted by Section 5.12; and

(m) the leasing, licensing or occupancy agreements or sub-leasing of Property or the termination of such leasing, licensing, occupancy agreements or sub-leasing, in each case, in the ordinary course of business.

2.32 Amendment to Section 5.15. Section 5.15 is hereby amended and restated as follows:

Except as permitted pursuant to Section 5.14, each of the Borrower and HAI shall not, nor shall it permit any Restricted Subsidiary to, issue, assign, sell or transfer, any shares of Capital Stock of a Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary); provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of Capital Stock of a Restricted Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Restricted Subsidiary or satisfying other requirements of law with respect to the ownership of Capital Stock of foreign Subsidiaries.

2.33 Amendment to Section 5.21. Section 5.21 of the Credit Agreement is hereby amended by:

(a) adding the following new clause to the beginning of such Section (and making the appropriate punctuation and grammatical changes thereto):

Each of the Borrower and HAI shall not, nor shall it permit any Subsidiary to,

(b) adding the following new clauses (vi), (vii) and (viii) to the end of such Section (and making the appropriate punctuation and grammatical changes thereto):

(vi) pursuant to any agreement relating to Property of a Subsidiary that is in effect at the time such Person becomes a Subsidiary (provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary), (vii) in connection with any restrictions with respect to a Subsidiary imposed pursuant to a customary agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary otherwise permitted hereunder, and (viii) pursuant to agreements with suppliers to HAI or any Subsidiary, entered into in the ordinary course of business, relating to any inventory supplied by such suppliers.

2.34 Amendment to Section 6.1(c). Section 6.1(c) is hereby amended and restated as follows:

default in the observance or performance of any other provision hereof or of any other Credit Document (x) which, in the case of a default with respect to Sections 5.10 (with respect to a Subsidiary other than the Borrower), 5.11 (with respect to Liens voluntarily entered into by a Subsidiary other than the Borrower), 5.12, 5.18 or 5.19, is not remedied within fifteen (15) days, and (y) in the case of any other default, is not remedied within thirty (30) days, in the case of defaults described in clauses (x) and (y), after the earlier of (i) the date on which such failure shall first become known to any officer of the Borrower or HAI or (ii) written notice thereof is given to the Borrower or HAI by the Administrative Agent or any Lender; or

2.35 Amendment to Section 6.1(e). Section 6.1(e) is hereby amended and restated as follows:

any default shall occur under any Indebtedness issued, assumed or guaranteed by the Borrower, HAI or any Subsidiary aggregating $10,000,000 or more or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any such Indebtedness shall not be paid when due after the lapse of the applicable grace period (whether by lapse of time, acceleration or otherwise); or

2.36 Amendment to Section 6.1(f). The figure, “$1,000,000,” in Section 6.1(f) of the Credit Agreement is hereby amended and restated to be “$10,000,000”.

2.37 Amendment to Section 8.2(a). The notice information of the Borrower and the Administrative Agent set forth in Section 8.2(a) of the Credit Agreement is hereby amended and restated as follows:

if to the Borrower or the Guarantor:

Hewitt Associates L.L.C.

100 Half Day Road

Lincolnshire, Illinois 60069

Attn: Treasurer

Telephone: (847) 295-5000

Telecopy: (847) 883-8151

with copies (in the case of a notice of a Default or Event of Default) to:

Hewitt Associates L.L.C.

100 Half Day Road

Lincolnshire, Illinois 60069

Attn: General Counsel

Telephone: (847) 295-5000

Telecopy: (847) 554-1462

Hewitt Associates, Inc.

100 Half Day Road

Lincolnshire, Illinois 60069

Attn: General Counsel

Telephone: (847) 295-5000

Telecopy: (847) 554-1462

if to the Administrative Agent:

JPMorgan Chase Bank, N.A.

10 South Dearborn Street

Loan & Agency Services

Chicago, Illinois 60603

Attn: Lisa Smith

Telephone: (312) 732-7941

Telecopy: (312) 385-7096

with a copy to:

JPMorgan Chase Bank, N.A.

10 South Dearborn Street

Chicago, Illinois 60603

Attn: Sabir Hashmy

Telephone: (312) 325-3222

Telecopy: (312) 325-3239

2.38 Amendment to Section 8.4. Section 8.4 is hereby amended and restated as follows:

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all obligations under the Credit Documents have been paid in full.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Successor Administrative Agent):

(a) Executed Amendment. The Successor Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, HAI, the Resigning Administrative Agent, the Successor Administrative Agent, Wachovia, JPMCB and the Required Lenders.

(b) Fees and Expenses. The Successor Administrative Agent shall have received from the Borrower, on behalf of each Lender signatory hereto, an amendment fee in an amount equal to $5,000. In addition, the Resigning Administrative Agent and the Successor

Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.

(c) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Successor Administrative Agent and its counsel.

ARTICLE IV

MISCELLANEOUS

4.1 Amended Terms. On and after the Amendment Effective Date, (a) all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment and (b) all references in the Credit Agreement to “this Agreement,” “this Credit Agreement,” “hereof,” “herein,” “hereunder,” or words of similar effect shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2 Representations and Warranties of the Borrower and HAI. Each of the Borrower and HAI represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except those that have been obtained or made and are in full force and effect.

(d) After giving effect to this Amendment, the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3 Reaffirmation of Credit Party Obligations. Each of the Borrower and HAI hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

4.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5 Further Assurances. HAI and the Borrower agree to promptly take such action, upon the reasonable request of the Successor Administrative Agent or the Resigning Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

4.8 No Actions, Claims, Etc. As of the date hereof, each of the Borrower and HAI hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Resigning Administrative Agent, the Successor Administrative Agent, the Lenders, or the Resigning Administrative Agent’s, the Successor Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

4.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.11 General Release. In consideration of the Resigning Administrative Agent, the Successor Administrative Agent and the Lenders party hereto entering into this Amendment, each of the Borrower and HAI hereby releases the Resigning Administrative Agent, the Successor Administrative Agent, the Lenders, and the Resigning Administrative Agent’s, the Successor Administrative

Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence, bad faith or willful misconduct.

4.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 8.14 and 8.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

4.13 Fees. The Borrower agrees to pay all reasonable costs, fees and expenses of the Resigning Administrative Agent and the Successor Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of the Resigning Administrative Agent’s legal counsel, Moore & Van Allen PLLC, and the Successor Administrative Agent’s legal counsel, Sidley Austin LLP.

IN WITNESS HEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	HEWITT ASSOCIATES L.L.C.,
an Illinois limited liability company

	By:	/s/ Richard W. Westenberger
	Name:	Richard W. Westenberger
	Title:	Vice President Corporate Finance and Treasurer

HAI:	HEWITT ASSOCIATES, INC.,
a Delaware corporation

	By:	/s/ Richard W. Westenberger
	Name:	Richard W. Westenberger
	Title:	Vice President Corporate Finance and Treasurer

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

RESIGNING ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Resigning Administrative Agent

	By:	/s/ Robert Sevin
	Name:	Robert Sevin
	Title:	Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

SUCCESSOR ADMINISTRATIVE AGENT:	JP MORGAN CHASE BANK, N.A.,
as Successor Administrative Agent

	By:	/s/ Sabir A. Hashmy
	Name:	Sabir A. Hashmy
	Title:	Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

WACHOVIA BANK, NATIONAL ASSOCIATION,
individually, as the resigning Swingline Lender, as an Issuing Lender and as a Lender

By:	/s/ Robert Sevin
Name:	Robert Sevin
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

HARRIS N. A.,
as a Lender

By:	/s/ Kathleen J. Collins
Name:	Kathleen J. Collins
Title:	Director

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

JP MORGAN CHASE BANK, N.A.,
individually, as the successor Swingline Lender, as an Issuing Lender and as a Lender

By:	/s/ Sabir A. Hashmy
Name:	Sabir A. Hashmy
Title:	Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Frank J. Jancar
Name:	Frank J. Jancar
Title:	Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrew T. Cavallari
Name:	Andrew T. Cavallari
Title:	Vice President

SIGNATURE PAGE TO SIXTH AMENDMENT TO CREDIT AGREEMENT

HEWITT ASSOCIATES L.L.C.